UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 22, 2010

Date of report (Date of earliest event reported)

SEI Investments Company

(Exact name of registrant as specified in its charter)

Pennsylvania	0-10200	23-1707341
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

(Address of principal executive offices) (Zip Code)

(610) 676-1000

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

SEI Investments Company (NASDAQ:SEIC) is required under newly issued accounting guidance that became effective January 1, 2010 to deconsolidate the accounts of LSV Asset Management (LSV) and LSV Employee Group (LSVEG). SEI will present its interest in LSV as a single line item in its Consolidated Statements of Operations titled “Equity in the earnings of unconsolidated affiliate.” SEI has no interest in LSVEG. SEI is providing in this report (Exhibit 99.1), for comparative purposes only, its 2009, 2008, and 2007 Consolidated Statements of Operations as if it had applied the new accounting guidance beginning January 1, 2007. The application of the new accounting guidance had no effect on Net income attributable to SEI or Diluted Earnings per share. This report is being provided for informational purposes only and is not a restatement or reclassification of previously filed reports. For additional information, we refer you to Note 2 to the Consolidated Financial Statements included in our 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2010.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 8.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description-

99.1	Pro-Forma Consolidated Statements of Operations for the years ending December 31, 2009, 2008, and 2007 to reflect the deconsolidation of LSV Asset Management and LSV Employee Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEI INVESTMENTS COMPANY

Date: March 22, 2010	By:	/s/ Dennis J. McGonigle
Dennis J. McGonigle Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Pro-Forma Consolidated Statements of Operations for the years ending December 31, 2009, 2008, and 2007 to reflect the deconsolidation of LSV Asset Management and LSV Employee Group.

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